Exhibit 99.2

Enbridge Announces CDN$4.0 Billion Bought-Deal Offering of Common Shares

CALGARY, ALBERTA– (September 5, 2023) - Enbridge Inc. (TSX:ENB) (NYSE:ENB) (“Enbridge” or the “Company”) today announced that it has entered into an agreement with a syndicate of underwriters led by RBC Capital Markets and Morgan Stanley, and including BMO Capital Markets, CIBC Capital Markets, National Bank Financial Markets, Scotiabank, and TD Securities (the “Underwriters”) under which the Underwriters have agreed to purchase, on a bought deal basis, 89,490,000 common shares of the Company (“Common Shares”) for aggregate gross proceeds of CDN$4 billion at an offering price of CDN$44.70 per Common Share (the “Offering”).

Enbridge intends to use the net proceeds from the Offering to finance a portion of the cash consideration payable by it for the purchase of local distribution company gas utilities in the United States from Dominion Energy, Inc., the details of which were announced today in a separate news release issued by Enbridge (the “Acquisitions”).

The Common Shares will be offered to the public in all of the provinces of Canada through the Underwriters and their affiliates by way of a Canadian prospectus supplement (the “Canadian Prospectus Supplement”) to Enbridge’s short form base shelf prospectus dated September 5, 2023 (the “Canadian Prospectus”). The Common Shares will be offered to the public in the United States pursuant to Enbridge’s registration statement, including a prospectus (the “U.S. Prospectus”), filed with the U.S. Securities and Exchange Commission (the “SEC”), and a prospectus supplement (the “U.S. Prospectus Supplement”) to the U.S. Prospectus. Before investing, prospective purchasers in Canada should read the Canadian Prospectus Supplement, the Canadian Prospectus and the documents incorporated by reference therein, and prospective purchasers in the United States should read the U.S. Prospectus, the U.S. Prospectus Supplement and the documents incorporated by reference therein for more complete information about Enbridge and the Offering in Canada and the United States, respectively. Common Shares may also be offered on a private placement basis in other international jurisdictions in reliance on applicable private placement exemptions.

The Offering is expected to close on or about September 8, 2023. Pursuant to the agreement, the Underwriters have an option to purchase up to 15% in additional Common Shares by providing notice to Enbridge at any time until the date that is 30 days after the closing of the Offering, to cover over-allotments, if any. If the over-allotment option is exercised in full, the aggregate gross proceeds from the Offering will be approximately CDN$4.6 billion.

A copy of the Canadian Prospectus for the Offering is, and a copy of the Canadian Prospectus Supplement will be, available on SEDAR+ (http://www.sedarplus.ca) and a copy of the U.S. Prospectus is, and a copy of the U.S. Prospectus Supplement will be, available on the SEC website (http://www.sec.gov). Potential investors can request copies of the Canadian Prospectus and Canadian Prospectus Supplement from RBC Dominion Securities Inc., 180 Wellington Street West, 8th Floor, Toronto, ON M5J 0C2, Attention: Distribution Centre, or via telephone: 1-416-842-5349, or via e- mail at Distribution.RBCDS@rbccm.com and the U.S. Prospectus and U.S. Prospectus Supplement from RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, phone: 877-822-4089, Email: equityprospectus@rbccm.com or Morgan Stanley & Co. LLC - Attn: Prospectus Department - 180 Varick Street, 2nd Floor - New York, NY 10014.

The closing of the Offering is not conditional upon the completion of the Acquisitions. In the event that any or all of the Acquisitions are not completed, Enbridge may use the net proceeds from the Offering to reduce its outstanding indebtedness, finance future growth opportunities including acquisitions, finance its capital expenditures, or for other general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING INFORMATION

This news release contains both historical and forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws (collectively, forward-looking statements). Forward-looking statements have been included to provide potential investors with information about Enbridge. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “likely”, “plan”, “project”, “target” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking statements included in this news release include, but are not limited to, statements with respect to the following: the closing of the Offering, the use of proceeds of the Offering and the Acquisitions.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future events and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual events to differ materially from those expressed or implied by such statements.

Enbridge's forward-looking statements are subject to risks and uncertainties, including, but not limited to the possibility that the Offering does not close when expected, or at all, because conditions to closing are not satisfied on a timely basis, or at all, the possibility that the Acquisitions do not close when expected, or at all, because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis, and those other risks and uncertainties disclosed in Enbridge’s other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge's future course of action depends on management's assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

ABOUT ENBRIDGE INC.

At Enbridge, we safely connect millions of people to the energy they rely on every day, fueling quality of life through our North American natural gas, oil or renewable power networks and our growing European offshore wind portfolio. We're investing in modern energy delivery infrastructure to sustain access to secure, affordable energy and building on two decades of experience in renewable energy to advance new technologies including wind and solar power, hydrogen, renewable natural gas and carbon capture and storage. We're committed to reducing the carbon footprint of the energy we deliver, and to achieving net zero greenhouse gas emissions by 2050. Headquartered in Calgary, Alberta, Enbridge's common shares trade under the symbol ENB on the Toronto (TSX) and New York (NYSE) stock exchanges.

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